UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 26, 2022

Auto Parts 4Less Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55089	90-1494749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 W. Mayflower, Las Vegas, NV 89030

(Address of principal executive offices)

Registrant’s telephone number, including area code     (702) 267-6100

The 4Less Group, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FLESD	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Auto Parts 4 Less Group, Inc. is referred to herein as the “Company”, “we”, “our”, or “us”.

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

On December 15, 2021, a majority of the shareholders of the Auto Parts 4Less Group, Inc. f/k/a The 4Less Group, Inc. consented to a Reverse Stock Split of our Common Stock at a ratio within the range of one (1) share of Common Stock to be issued for each one and a half (1.5) through ten (10) shares of Common Stock currently held, with such ratio to be determined at the sole discretion of our Board of Directors (the “Board”) , as evidenced in the Definitive Information Statement Pursuant to Section 14(c) as filed with the SEC on January 6, 2022 (the “Reverse Stock Split”). On April 6, 2022, our Board unanimously voted that the range of such Reverse Stock Split shall be set at one (1) share of Common Stock to be issued for each ten (10) shares of Common Stock currently held. Pursuant to such consent and Definitive Information Statement, we filed a Corporate Action with the Financial Industry Regulatory Authority (“FINRA”) to effectuate such Reverse Stock Split with OTC Markets. On April 26, 2022, pursuant to notification from FINRA that such Corporate Action was prepared to proceed, we filed with the Secretary of State for Nevada a Certificate of Change Pursuant to NRS 78.209. Such Certificate of Change Pursuant to NRS 78.209 was approved and stamped by the Secretary of State for Nevada on April 26, 2022.

FINRA notified us that the Corporate Action to effectuate the Reverse Stock Split was processed, to be announced on OTC Markets on April 27, 2022, and made effective on April 28, 2022. Pursuant to such announcement, the trading symbol of the Company shall be listed on OTC Markets as “FLESD” for a period of 20 business days and after such time shall return to “FLES.”

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2021, a majority of the shareholders of the Auto Parts 4Less Group, Inc. f/k/a The 4Less Group, Inc. (the “Company”) consented to changing our name to “Auto Parts 4Less Group, Inc.,” as evidenced in the Definitive Information Statement Pursuant to Section 14(c) as filed with the SEC on July 13, 2021 (the “Name Change”). Pursuant to such consent and Definitive Information Statement, we filed a Corporate Action with the Financial Industry Regulatory Authority (“FINRA”) to effectuate such Name Change with OTC Markets. Due to unexpected delays, such Corporate Action through FINRA was combined with the Corporate Action regarding the Reverse Stock Split, described above. On April 26, 2022, pursuant to notification from FINRA that such Corporate Action was prepared to proceed, we filed with the Secretary of State for Nevada an Articles of Amendment for the Name Change. Such Articles of Amendment were approved and stamped by the Secretary of State for Nevada on April 26, 2022.

FINRA notified us that the Corporate Action to effectuate the Name Change was processed, to be announced on OTC Markets on April 27, 2022, and made effective on April 28, 2022.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

3.1 *	Articles of Amendment changing Company Name to Auto Parts 4Less Group, Inc.

3.2 *	Certificate of Change Pursuant to NRS 78.209

99.1 *	Press Release Dated April 29, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

__________

* Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auto Parts 4Less Group, Inc.

(Registrant)

Date: April 29, 2022

By:       /s/ Tim Armes

Name:  Tim Armes

Title:    Chief Executive Officer